Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrants charter


Nuveen Floating Rate Income Opportunity Fund
811-21579



On November 30, 2016, under Conformed Submission Form
POS EX, accession number, 0001193125-16-780961,
a copy of the Statement Establishing and Fixing the Rights and Preferences of Variable Rate Term Preferred Shares dated November 22, 2016, considered an amendment to the Declaration of Trust, was filed with the SEC as exhibit 99.D.2 to the Registration Statement and is herein incorporated by reference as an exhibit to the Sub-Item 77Q1(a) of Form N-SAR.